                                                                   Exhibit 10.38

                           DANKA BUSINESS SYSTEMS PLC

________________________________________________________________________________

                   Change of Control Agreement for Todd Mavis
________________________________________________________________________________

                           DANKA BUSINESS SYSTEMS PLC

    ____________________________________________________________________________

                   Change of Control Agreement for Todd Mavis
    ____________________________________________________________________________

                                                                            Page
                                                                            ----

1.  Definitions ............................................................   1

2.  Term of Agreement ......................................................   4

3.  Reimbursement of Business Expenses .....................................   4

4.  Entitlement to Severance Benefit .......................................   4

5.  Confidentiality and Related Covenants ..................................   8

6.  Amendment or Termination ...............................................   9

7.  Resolution of Disputes .................................................   9

8.  Miscellaneous Provisions ...............................................  10

                           CHANGE OF CONTROL AGREEMENT
                           ---------------------------

             AGREEMENT, made and entered into as of the _______ day of November, 2001 by and among Danka Business Systems PLC ("Danka Business Systems"), Danka Office Imaging Company ("Danka") (Danka Business Systems and Danka sometimes referred to herein together with their respective successors and assigns as the "Company") and Todd Mavis, an individual (the "Executive").

                              W I T N E S S E T H:
                              --------------------

             WHEREAS, Executive is an employee of the Company serving in an executive capacity;

             WHEREAS, the Board of Directors of each corporation included in the Company (the "Board") believes it is necessary and desirable that the Company be able to rely upon Executive to continue serving in his or her position in the event of a pending or actual Change of Control (as defined) of the Company;

             NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company and Executive (individually a "Party" and together the "Parties") agree as follows:

    1.       Definitions.
             -----------

             (a) "Base Salary" shall mean Executive's annual base salary in effect at the time of the Change of Control or at the time of termination of employment, whichever is greater.

             (b) "Cause" shall mean and be limited to:

                 (i) Executive's commission of any crime that (i) constitutes a felony in the jurisdiction involved or
                         (ii) involves loss or damage to or destruction of property of the Company or (iii) results in the incarceration of Executive following his conviction for such crime; or

                 (ii) Executive's willful and material violation of any lawful directions of the Company's Chief Executive or Board after the Company has provided written notice to Executive and said violation continues after Executive shall have reasonable opportunity to cure said violation.

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by Executive not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                 (c) A "Change of Control" shall be deemed to have occurred when:


                           (i) securities of Danka Business Systems representing more than 30 percent of the combined voting power of the then outstanding voting securities of Danka Business Systems are acquired pursuant to a general offer for the issued share capital of the Company which is an offer regulated under the U.K. Take-Over Code or any other tender offer or an exchange offer by any person or group of persons acting in concert (within the meaning of Section 14(d) of the Securities Exchange Act of 1934) other than the Company, a direct or indirect subsidiary or parent of the Company, an employee benefit plan or similar trust established by the Company;

                           (ii) a merger or consolidation is consummated in which Danka Business Systems is a constituent corporation and which results in less than 50 percent of the outstanding voting securities of the surviving or resulting entity being owned by the then existing stockholders of Danka Business Systems;

                           (iii) a sale is consummated by the Company of substantially all of the Company's assets (or substantially all of the assets of Danka) to a person or entity which is not a wholly-owned subsidiary of Danka Business Systems or any of its affiliates; or

                           (iv) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of Danka Business Systems (the "Board") cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

For purposes of this Agreement, no Change of Control shall be deemed to have occurred with respect to Executive if the Change of Control results from actions or events in which Executive is a participant in a capacity other than solely as an officer, employee or director of the Company.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended.

                 (e) "Disability" shall mean a physical or mental illness which, in the judgment of the Company after consultation with the licensed physician attending Executive, impairs Executive's ability to substantially perform his duties as an employee and as a result of which Executive shall have been unable to perform his duties for the Company on a full-time basis for a period of 180 consecutive days.

                 (f) "Effective Date" shall mean the date of this Agreement, as set forth above.

               (g) "Excise Taxes" shall have the meaning set forth in Section 4 below.

               (h) "Good Reason" shall mean the occurrence of one or more of the following events without Executive's prior written consent (except as a result of a prior termination):

                   (i) any material change in Executive's status, title, authorities or responsibilities (including reporting responsibilities) which represents a demotion from Executive's status, title, position or responsibilities (including reporting responsibilities) prior to the Change of Control; the assignment to Executive of any duties or work responsibilities which are materially inconsistent with Executive's status, title, position or work responsibilities prior to the Change of Control, or which are materially inconsistent with the status, title, position or work responsibilities of a similarly situated senior officer; or any removal of Executive from, or failure to appoint, elect, reappoint or reelect Executive to, any of such positions, except in the event of Executive's death or Disability;

                   (ii) any decrease in Executive's annual Base Salary or target annual incentive award opportunity;

                   (iii) the reassignment of Executive to a location more than thirty (30) miles from Executive's then-current work location;

                   (iv) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which Executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Executive's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder; provided, however, that Executive continues to meet substantially all eligibility requirements thereof;

                   (v) the failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance, disability or other group benefit plan in which Executive participates), or any material fringe benefit or perquisite enjoyed by Executive unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Executive's participation therein, or any action by the Company which would directly or indirectly materially reduce Executive's participation therein or reward opportunities thereunder, or the failure by the Company to provide Executive with the benefits to which Executive is entitled as an employee of the Company; provided, however, that

                                  Executive continues to meet substantially all eligibility requirements thereof,

                            (vi) any purported termination of Executive's employment for Cause which is not effected by the Company's delivering written notice to Executive of the termination for Cause which notice describes the specific acts or omissions alleged to constitute Cause; or

                            (vii) the failure of the Company to obtain a
                                  satisfactory agreement from any successor or assignee of the Company to fully assume and agree to perform this Agreement.

                      (i) "Retirement" shall mean Executive's termination of employment with the Company at or after attaining age 65.

                      (j) "Severance Payments" shall have the meaning set forth in Section 4 below.

                      (k) "Term" shall have the meaning set forth in Section 2 below.

               2.     Term of Agreement.
                      -----------------

                      The term of this Agreement shall commence on the Effective Date and , subject to any amendment or termination of the Agreement by the Parties permitted by Section 6 below, shall remain in effect until such time as Executive's employment may be terminated in circumstances which do not entitle the Executive to Severance Payments under this Agreement (the " Term"). If a Change of Control shall have occurred during the Term, including during the one-year notice period provided for in Section 6 following the delivery by the Company of notice of its intent to terminate the Agreement , notwithstanding any other provision of this Section 2, the Term shall not expire earlier than two years after the effective date of such Change of Control.

               3.     Reimbursement of Business Expenses.
                      ----------------------------------

                      Executive is authorized to incur reasonable expenses in carrying out Executive's duties and responsibilities on the Company's behalf, and the Company shall promptly reimburse Executive for all business expenses incurred in connection therewith, subject to documentation in accordance with the Company's policy.

               4.     Entitlement to Severance Benefit.
                      --------------------------------

                      (a)   Severance Benefit. In the event Executive's
                            -----------------
employment with the Company is terminated without Cause, other than due to death, Disability or Retirement, or in the event Executive terminates his/her employment for Good Reason, in either case within two years following a Change of Control, or in the event that prior to the consummation of a pending Change of Control Executive's employment is involuntarily terminated without Cause (other than due to death or Disability) as a condition to the consummation of the proposed transaction, whether at the request of the acquiring firm or otherwise, Executive shall be entitled to receive:

                           (i) Base Salary through the date of termination of Executive's employment, which shall be paid in a cash lump sum not later than 30 days following Executive's termination of employment;

                           (ii) an amount equal to two (2) full years of Executive's Base Salary, at the rate in effect on the date of termination of Executive's employment (or in the event a reduction in Base Salary is a basis for a termination by Executive for Good Reason, then the Base Salary in effect immediately prior to such reduction), payable in a cash lump sum not later than 30 days following Executive's termination of employment;

                           (iii) a pro rata annual bonus for the fiscal year which includes the date of termination, calculated by multiplying the annual bonus Executive would have earned for the fiscal year of termination, at a minimum, calculated as if the target performance levels were satisfied for the fiscal year of termination, or, if greater, any performance bonus Executive is guaranteed to receive for the fiscal year under the terms of his employment agreement, by a percentage equal to the ratio of the number of days worked by Executive during the fiscal year of the termination to the total number of work days during such fiscal year, payable in a cash lump sum not later than 30 days following Executive's termination of employment;

                           (iv) an amount equal to two times the annual bonus Executive would have earned for the fiscal year of termination, at a minimum, calculated as if the target performance levels were satisfied for the fiscal year of termination, or, if greater, any performance bonus Executive is guaranteed to receive for the fiscal year under the terms of his employment agreement, payable in a cash lump sum not later than 15 days following Executive's termination of employment;

                           (v) immediate vesting of all outstanding stock options and the right to exercise such stock options at any time during an extended exercise period of not less than 36 months following Executive's termination of employment, or the remainder of the exercise period, if less, in each case, to the extent permitted by the terms of the Company's stock option schemes;

                           (vi) settlement of all deferred compensation arrangements in accordance with any then applicable deferred compensation plan or election form;

                           (vii) continued medical, hospitalization, life and other insurance benefits being provided to Executive and Executive's family at the date of termination, for a period of up to twelve
                                    (12) months after the date of termination;
                                    provided that the Company shall have no
                                    obligation to continue to provide Executive with these benefits for any periods after the date Executive obtains comparable benefits (with no significant pre-existing condition exclusions) as a result of Executive's employment in a new position; and

                           (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                      (b)  Reduction in Compensation to Avoid Excise Tax. In the
                           ---------------------------------------------
event Executive would become entitled to any amounts payable in connection with a Change of Control (whether or not such amounts are payable pursuant to this Agreement) (the "Severance Payments"), if any of such Severance Payments would otherwise be subject to the excise tax on excess golden parachute payments imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed) (the "Excise Tax"), as determined in accordance with this Section 4(b), but prior to giving effect to any adjustment under this
Section 4(b), the following provisions shall apply:

                           (i) For purposes of determining whether any of the Severance Payments would be subject to the Excise Tax and the amount of such Excise
                                    Tax:

                                    (A)    Severance Payments, including any
                                           payments or benefits other than those
                                           under this Section 4(b) received or
                                           to be received by Executive in
                                           connection with Executive's
                                           termination of employment (whether
                                           pursuant to the terms of this
                                           Agreement or any other plan,
                                           arrangement or agreement with the
                                           Company, any person whose actions
                                           result in a Change of Control or any
                                           person affiliated with the Company or
                                           such person) (which, together with
                                           the Severance Payments, constitute
                                           the "Total Payments"), shall be
                                           treated as "parachute payments"
                                           within the meaning of Section
                                           280G(b)(2) of the Code, and all
                                           "excess parachute payments" within
                                           the meaning of Section 280G(b)(1) of
                                           the Code shall be treated as subject
                                           to the Excise Tax, unless in the
                                           opinion of a nationally-recognized
                                           public accounting firm mutually
                                           acceptable to Executive and the
                                           Company such other payments or
                                           benefits (in whole or in part) do not
                                           constitute parachute payments, or
                                           such excess parachute payments (in
                                           whole or in part) represent
                                           reasonable compensation for services
                                           actually rendered within the meaning
                                           of Section 28OG(b)(4) of the Code in
                                           excess of the base amount within the
                                           meaning of Section 28OG(b)(3) of the
                                           Code, or are otherwise not subject to
                                           the Excise Tax;

                                    (B)    the amount of the Total Payments
                                           which shall be deemed to be treated
                                           as subject to the Excise Tax shall be
                                           equal to the lesser of (x) the total
                                           amount of the Total Payments and (y)
                                           the amount of excess parachute
                                           payments within the meaning of
                                           Section 28OG(b)(1) of the Code (after
                                           applying Section 4(b)(i)(A) hereof);
                                           and

                                    (C)    the value of any non-cash benefits
                                           or any deferred payments or benefit
                                           shall be determined by a nationally
                                           recognized public accounting firm
                                           mutually acceptable to Executive and
                                           the Company in accordance with the
                                           principles of Sections 280G(d)(3) and
                                           (4) of the Code.

                          (ii) If a reduction in the aggregate amount of Severance Payments Executive otherwise would be entitled to receive by an amount not exceeding 20% of such Severance Payments would result in Executive receiving a greater "Net After-Tax Amount," as such term is defined below, then such Severance Payments shall be reduced by the amount, not exceeding 20% of such Severance Payments, as will provide to Executive the greatest Net After-Tax Amount, such reduction to be made from such payments under this Agreement or such other of the Severance Payments not yet paid to Executive as Executive shall specify. For this purpose, the term "Net After-Tax Amount" shall mean the net amount of the Severance Payments after deducting any federal, state and local income tax and Excise Tax which would be applicable to such Severance Payments. In the event that the Excise Tax is subsequently determined to differ from the amount taken into account hereunder at the time of termination of employment, adjustments shall be made in accordance with this Section 4(b)(ii) in light of the revised determination.

                          (iii) All determinations under this Section 4(b) shall be made at the expense of the Company by a nationally recognized public accounting firm mutually agreeable to Executive and the Company, and such determination shall be binding upon Executive and the Company.

                     (c)  No Mitigation, No Offset. In the event of any
                          ------------------------
termination of employment under this Section 4, Executive shall be under no obligation to seek other employment; amounts due Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he/she may obtain.

                     (d)  Nature of Payments, Any amounts due under this Section
                          ------------------
4 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                     (e)  Exclusivity of Severance Payments. Upon termination of
                          ---------------------------------
Executive's employment during the Term, he/she shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by Executive of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 4.

                     (f)  Release of Employment Claims. Executive agrees, as a
                          ----------------------------
condition to receipt of the termination payments and benefits provided for in this Section 4, that he/she will execute a release agreement, a form of which is attached hereto as Exhibit A, releasing any and all claims arising out of Executive's employment.

         5.   Confidentiality and Related Covenants.
              -------------------------------------

              (a)   Confidentiality. Executive shall not, at any time hereafter,
                    ---------------
disclose to any person, firm or corporation or otherwise use any confidential information regarding the customers, suppliers, market arrangements or methods of operations of the Company, any constituent partner of the Company or any of their respective parents, subsidiaries or affiliates or any other information of the Company, any constituent partner of the Company or any of their respective parents, subsidiaries or affiliates, except to the extent necessary to conduct the business of the Company, or to comply with law or the valid order of a governmental agency or court of competent jurisdiction. Without limiting the generality of the foregoing, the Parties acknowledge and agree that all information not otherwise generally known to the public relating to each of (i) this Agreement, or (ii) the Company, any constituent partner of the Company or any of their respective parents, subsidiaries or affiliates is confidential and proprietary and is not to be disclosed, to any persons or entities or otherwise used, except to the extent necessary to conduct the business of the Company, or to comply with law or the valid order of a governmental agency or court of competent jurisdiction.

              (b)   Rights to Innovations. Any invention, improvement, design,
                    ---------------------
development or discovery conceived, developed, invented or made by Executive, alone or with others, during his employment hereunder and applicable to the business of the Company, its parents, subsidiaries or affiliates shall become the sole and exclusive property of the Company. Executive shall (i) disclose the same completely and promptly to the Company, (ii) execute all documents requested by the Company in order to vest in the Company the entire right, title and interest, in and to the same, (iii) execute all documents required by the Company for the filing, and prosecuting of such applications for patents, copyrights and/or trademarks, which the Company, in its sole discretion, may desire to prosecute, and (iv) provide to the Company all assistance it may reasonably require including, without limitation, the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's rights therein and thereto.

              (c)   Non-Solicitation. Executive, except within the course of
                    ----------------
the performance of his/her duties hereunder, shall not at any time while he/she is in the employ of the Company, any constituent partner of the Company or any of their respective parents, subsidiaries, or affiliates, and for 12 months following the termination of such employment of Executive for any reason, (i) employ any individual who is then employed by the Company, any constituent partner of the Company or any of their respective parents, subsidiaries or affiliates, or (ii) in any way cause, influence, or participate in the employment of any individual which would be contrary to the Company's best interests, as determined by the Company in its sole discretion.

              (d)   Enforcement. Executive's services are unique and any
                    -----------
breach or threatened breach by Executive of any provision of this Section 5 shall cause the Company irreparable harm which cannot be remedied solely by damages. In the event of a breach or threatened breach by Executive of any of the provisions of this Section 5, the Company shall be entitled to injunctive relief restraining Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder. If any of the provisions of or covenants contained in this Section 5 are hereafter construed to be invalid or unenforceable in a particular jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in that jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability thereof in a particular jurisdiction because of the duration and/or scope of such provision or covenant in that jurisdiction and, in its reduced form, said provision or covenant shall be enforceable. In all other jurisdictions this Section 5 shall at all times remain in full force and effect. The obligations under this Section 5 shall survive any termination of this Agreement.

     6.   Amendment or Termination.
          ------------------------

          Except as otherwise provided in this Section 6, this Agreement may be amended or terminated only with the express mutual consent of the Company and Executive and no amendment to the provisions of this Agreement by mutual consent shall be effective unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company.

          Notwithstanding the preceding paragraph, after the first anniversary of the Effective Date of this Agreement, the Agreement may be amended or terminated by the Board without the consent of Executive; provided that, no such
                                                          -------------
amendment or termination of the Agreement without Executive's express consent shall be effective unless the Company has provided Executive advance written notice of the amendment or termination not less than one full year prior to the proposed effective date of the amendment or termination; and further provided
                                                             ----------------
that no such notice may be delivered at any time when a Change of Control is proposed or pending (to the knowledge of the Board) or during the first year following the Effective Date of the Agreement. If a Change of Control occurs during the period between the time a notice of termination or amendment has been given to Executive and the effective date described in such notice, the Term of the Agreement shall automatically be extended until two years after the date on which the Change of Control occurred, and any earlier termination date specified in the notice shall automatically be revoked and not take effect.

     7.   Resolution of Disputes.
          ----------------------

          Any controversy or claim arising out of or relating to this Employment Agreement, other than a claim for injunctive relief pursuant to Section 5(d), shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. One arbitrator shall be named by the Company, a second by the Executive and the third arbitrator shall be named by the two arbitrators so chosen. In the even that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in St. Petersburg, Florida. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The prevailing party shall be entitled to an award of reasonable attorney's fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

     8.   Miscellaneous Provisions.
          ------------------------

          (a)  Effect of Agreement on Other Benefits. Except as specifically
               -------------------------------------
provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he/she currently participates.

          (b)  Not an Employment Agreement. This Agreement is not, and nothing
               ---------------------------
herein shall be deemed to create, a contract of employment between Executive and the Company. The Company may terminate the employment of Executive at any time, subject to the terms of any employment agreement between the Company and Executive that may then be in effect.

          (c)  Assignability: Binding Nature. This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall use its best efforts and take whatever action or actions it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his/her rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 8(i) below.

          (d)  Representation. The Company represents and warrants that it is
               --------------
fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

          (e)  Entire Agreement. This Agreement contains the entire
               ----------------
understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

          (f)  No Waiver. No waiver by either Party of any breach by the other
               ---------
Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

          (g)  Severability. In the event that any provision or portion of this
               ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (h)  Survivorship. The respective rights and obligations of the
               ------------
Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          (i)  Beneficiaries. Executive shall be entitled, to the extent
               -------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his/her incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his/her beneficiary, estate or other legal representative.

          (j)  Governing Law/Jurisdiction. This Agreement shall be governed by
               --------------------------
and construed and interpreted in accordance with the laws of the State of Florida without reference to principles of conflict of laws. Subject to Sections 5(d) and 7, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this
Agreement: (i) the United States District Court for Florida or (ii) any of the courts of the State of Florida. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he/she may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

          (k)  Notices. Any notice given to a Party shall be in writing and
               -------
shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

          If to the Company:            Danka Business Systems PLC
                                        Masters House
                                        107 Hammersmith Road
                                        London England W14 OQH

                                        Attention: Secretary

                                        Danka Office Imaging Company
                                        11201 Danka Circle North
                                        St. Petersburg, FL 33716

                                        Attention: General Counsel

               If to Executive:         Todd Mavis
                                        11201 Danka Circle North
                                        St. Petersburg, Florida 33716

          (l)  Headings. The headings of the sections contained in this
               --------
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          (m)  Counterparts. This Agreement may be executed in two or more
               ------------

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                             DANKA BUSINESS SYSTEMS PLC

                                             By:   _____________________________
                                             Name:
                                             Title:

                                             DANKA OFFICE IMAGING COMPANY

                                             By:   _____________________________
                                             Name:
                                             Title:

                                             ___________________________________
                                             Todd Mavis

                                                                       EXHIBIT A

                                RELEASE OF CLAIMS
                                -----------------

DEFINITIONS:   I, ___________________, ("Employee"), intend all words used in
-----------
this Release to have their plain meaning in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

          I, Me. and My include both me and anyone who has or obtains any legal
          -----      --
          rights or claims through me.

          Employer, as used herein, shall at all times mean Danka Business
          --------
          Systems PLC (the "Company"), Danka Office Imaging Company ("Danka"), or any parent company, subsidiaries, affiliated companies or entities and their employees, officers, directors, successors and assigns, its attorneys, consultants and agents, whether in their individual or official capacities.

          My Claims means all of the rights I have to any relief of any kind
          ---------
          from Employer, whether or not I now know about those rights, arising out of or in any way related to my employment with Employer, my termination of employment, or any employee benefit plan, including, but not limited to, common law, or equitable claims, claims for violation or breach of any employment agreement or understanding; fraud or misrepresentation; and any statutory claims including alleged violations of the, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other federal, state, or local civil rights laws or ordinances, defamation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence, wrongful termination of employment, any other claims; provided, however, that My Claims do not include claims for payments or benefits which are to continue for a specified period of time following my termination of employment in accordance with Section 4 of the Change of Control Agreement between the Company, Danka, and me dated as of August ________, 2000, or any employee benefit plan, or option or award thereunder, in effect at the time of termination.

Agreement to Release My Claims. I am receiving a substantial amount of money,
------------------------------
among other things, from Employer as consideration for my Release of My Claims. I agree to give up all My Claims against the Employer as defined above. I will not bring any lawsuits, file any charges, complaints, or notices, or make any other demands against the Employer or any of its employees or agents based on any allegation included in My Claims. The money I am receiving is a full and fair payment for the release of all My Claims.

Additional Agreements and Understandings. Even though the Employer is paying me
----------------------------------------
to release My Claims, the Employer expressly denies that it is responsible or legally obligated for My Claims or that is has engaged in any wrongdoing.

     I understand that I may have twenty-one (21) calendar days from the day that I receive this Release, not counting the day upon which I receive it, to consider whether I wish to sign this Release. I further understand that the Employer recommends that I consult with an attorney before executing this Release. I agree that if I sign this Release before the end of the twenty-one
(21) day period, it is because I have decided that I have already had sufficient time to decide whether to sign the Release.

     I understand that I may rescind (that is, cancel) this Release within seven
(7) calendar days of signing it to reinstate federal civil rights claims (if any). To be effective, my rescission must be in writing and delivered to the Employer, Attention General Counsel, Danka, 11201 Danka Circle North, St. Petersburg, Florida, 33716, either by hand or by mail within the required period. If sent by mail, the rescission must be:

               Postmarked within the relevant period;

               Properly addressed to the General Counsel; and

               Sent by certified mail, return receipt requested.

     I have read this Release carefully and understand all its terms. I have had the opportunity to review this Release with my own attorney. In agreeing to sign this Release, I have not relied on any statements or explanations made by the Employer or its agents other than those set forth in the Release and Change of Control Agreement.

     I understand and agree that this Release and Change of Control Agreement to which it is attached contain all the agreements between the Employer and me. We have no other written or oral agreements.

Dated: _____________________

____________________________

Witness:____________________

                                       -2-